UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007

Mezey Howarth Racing Stables, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Ave Pic, Suite C-629
San Clemente, CA 92673

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (949) 429-4001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On or about June 12, 2007, the Company entered into negotiations and an LOI with Genethera regarding the creation of a new test for Equine Infectious Anemia (EIA).  The Company determined shortly after entering into these negotiations that the current Coggins Test was sufficient for the needs of our stables and therefore the research and work regarding a new test for EIA was not required.   As a result, the company terminated the LOI and further negotiations with Genethera regarding the new test on June 21,  2007.  No work was preformed on behalf of the Company.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 11, 2007	Mezey Howarth Racing Stables, Inc.
By: /s/ J. Wade Mezey
Title: President